UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2021

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices, including zip code)

(310) 877-7675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0000001 par value per share	PNPL	OTC Grey

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of May 31, 2021, the Board of Directors (the “Board”) of Pineapple, Inc. (the “Company”) elected Katherine Hill as a director of the Company.

In 2018, Katherine Hill was elected to the U.S. House of Representatives and quickly became a member of Congressional Leadership, widely considered one of the Democratic Party’s brightest rising stars. She was the first woman to represent her district, the first openly LGBTQ woman to be elected to Congress from California, and one of the youngest women ever to serve in the House of Representatives from January 2019 - November 2019.

Hill resigned from her position less than a year after entering Congress, following the most prominent act of cyber exploitation against a politician through the widespread release of nonconsensual intimate images.

In the months following her resignation, Hill authored She Will Rise: Becoming a Warrior in the Battle for True Equality, which lays out a path to achieving equality for women in this country. She founded HER Time, a political action committee, to focus on that path by advocating for legislation that uniquely and directly impacts women, and supporting women in politics who are shaping their communities, and the country, for the better.

Prior to serving in Congress, Hill was a full-time candidate for U.S. Congress from September 2017 - January 2019. Hill worked as Executive Director of PATH (People Assisting The Homeless), the largest homeless services organization in California, from January 2010 to September 2017. Under her leadership, the organization’s budget grew ten-fold and helped thousands of homeless individuals, veterans, and families make it off the streets into permanent housing. During her time at PATH, Hill helped champion and pass historic ballot initiatives Measure H and Prop HHH to help alleviate homelessness in Los Angeles County. From January 2020 to the present, Hill is President and CEO of Her Time Inc.

Hill has been an advocate for marijuana legalization since long before her election to office and sponsored a number of critical measures in the House to decriminalize and reform drug policies on a national level.

The Board of directors has determined that her experience in federal policy, advocacy, and organizational leadership have provided her with the requisite qualifications, skills and perspectives to serve on the Board.

In consideration of Ms. Hill’s agreement to join the Board, the Company approved the grant to her of 10,000 shares of the Company’s common stock, $0.0000001 par value per share, per calendar quarter, as well as compensation of $1,000 per month, subject to her continued service on the Board.

There is no arrangement or understanding between Ms. Hill and any other persons pursuant to which Ms. Hill was elected as a director of the Company. There are no family relationships between Ms. Hill and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Ms. Hill has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE, INC.

	By:	/s/ Matthew Feinstein
	Name:	Matthew Feinstein
Dated: June 4, 2021	Title:	Director